UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2006
EMERGENCY MEDICAL SERVICES CORPORATION EMERGENCY MEDICAL SERVICES L.P.
(Exact name of each registrant as specified in its charter)

Delaware	001-32701	20-3738384
	333-127115	20-2076535
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)
(303) 495-1200
(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.
On March 27, 2006, Emergency Medical Services Corporation and Emergency Medical Services L.P. (collectively, “we” or the “Company”) dismissed its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”). On March 31, 2006, the Company engaged the services of Ernst & Young LLP (“Ernst & Young”) as its new independent registered public accounting firm for its fiscal year ending December 31, 2006. The Company’s Audit Committee authorized the dismissal of PwC and the engagement of Ernst & Young.
During the eleven months ended December 31, 2005, the five months ended January 31, 2005, the fiscal year ended August 31, 2004 and through March 27, 2006, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
The reports of PwC on the Company’s consolidated financial statements as of and for the eleven months ended December 31, 2005, the five months ended January 31, 2005 and the fiscal year ended August 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.
During the eleven months ended December 31, 2005, the five months ended January 31, 2005, the fiscal year ended August 31, 2004, and through March 27, 2006, there were no (1) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its report on the financial statements for such periods, or (2) except as described below, reportable events described under Item 304(a)(1)(v) of Regulation S-K. A letter from PwC is attached hereto as Exhibit 16.1, indicating whether it agrees with the statements herein.
The Company described the following reportable event in its Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on December 15, 2005:
     “As described in the notes to our combined financial statements included in this prospectus, we determined that, because of an error in our reserving methodology, our accounts receivable allowances were understated at various balance sheet dates prior to and including the periods presented in those financial statements. On August 2, 2005, we issued restated combined financial statements for the referenced periods.
     Our revised method of calculating our accounts receivable allowances, which includes comparisons of subsequent cash collections to net accounts receivable and subsequent write-offs to accounts receivable allowances, demonstrated a shortfall of accounts receivable allowances. Prior years’ analyses of accounts receivable allowances did not include these comparisons and certain elements were misapplied. In addition, we have made other adjustments related to certain deferred rent and leasehold amortization matters, principally to straight-line this amortization, in accordance with generally accepted accounting principles.
     Controls over the application of accounting principles are within the scope of internal controls. Management has concluded that our internal controls were insufficient to provide reasonable assurance that our accounting for accounts receivable allowances and for deferred rent and leasehold amortization would be in accordance with GAAP.
     We corrected the deficiency in our internal controls over financial reporting for accounts receivable allowances by revising our method of calculating our accounts receivable allowances. See “— Critical Accounting Policies — Trade and Other Accounts Receivable.” The errors relating to improper lease accounting resulted from our incorrect interpretation of existing GAAP. To remediate this deficiency, the individuals responsible for our financial reporting have been made aware of the requirements of GAAP and the SEC in this regard and we do not anticipate taking further steps to address this matter.”
Item 9.01. Financial Statements and Exhibits.

16.1	Letter from PricewaterhouseCoopers LLP dated March 31, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION (Registrant)
March 31, 2006	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President and General Counsel

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES L.P. (Registrant) By: Emergency Medical Services Corporation, its General Partner
March 31, 2006	By:	/s/ Todd G. Zimmerman
Todd G. Zimmerman
Executive Vice President and General Counsel